Exhibit 1.1

DEALER-MANAGER AGREEMENT

NEW CENTURY FINANCIAL CORPORATION

AND

NEW CENTURY TRS HOLDINGS, INC.

November     , 2004

LEHMAN BROTHERS INC.

BEAR, STEARNS & CO. INC.

c/o LEHMAN BROTHERS INC.

745 Seventh Avenue, 3rd Floor

New York, New York 10019

Ladies and Gentlemen:

1. The Conversion Offer. New Century TRS Holdings, Inc., a Delaware corporation (“New Century TRS”), intends to offer to have converted (together with any amendments and extensions thereof, the “Conversion Offer”) up to all of its outstanding 3.50% Convertible Senior Notes due 2008 (the “Old Securities”) in exchange for shares of common stock, par value $0.01 per share (the “New Securities”), of New Century Financial Corporation, a Maryland corporation and the parent of New Century TRS (“New Century Financial” and, together with New Century TRS, the “Participants”), and cash on the terms and subject to the conditions set forth in the Prospectus and related Letter of Transmittal (each, as defined below) attached hereto as Exhibits A and B, respectively.

The Prospectus, the Letter of Transmittal, the Registration Statement, the Schedule TO (each, as defined below), all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Conversion Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Conversion Offer), in each case in the form first authorized for use by the Participants in connection with the Conversion Offer and approved by Lehman Brothers (as defined below) which approval shall not be unreasonably withheld or delayed, and thereafter in each case together with any amendments and supplements thereto made in accordance with the terms of this agreement (this “Agreement”), are collectively referred to as the “Conversion Offer Materials”.

2. Appointment as Dealer-Manager. New Century TRS hereby appoints Lehman Brothers Inc. (“Lehman Brothers”) and Bear, Stearns & Co. Inc. (“Bear Stearns”) as dealer-managers in connection with the Conversion Offer (in such capacity, the “Dealer-Managers”), and New Century TRS hereby authorizes Lehman Brothers and Bear Stearns to act as such in connection with the Conversion Offer. On the basis of the representations and warranties and agreements of the Participants contained in this Agreement and subject to and in accordance with the terms and conditions hereof, Lehman Brothers and Bear Stearns agree in accordance with customary practice to use its commercially reasonable efforts to solicit tenders of the Old Securities pursuant to the Conversion Offer and to communicate with brokers, dealers, banks, trust companies, nominees and other persons with respect to the Conversion Offer.

3. No Liability for Acts of Brokers, Dealers, Banks, Trust Companies, Nominees and Others. The Dealer-Managers shall not be subject to any loss, claim, damage, liability or expense owed to the Participants or any of the Participants’ affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (other than themselves), bank, trust company, nominee or any other person, and the Dealer-Managers shall not be liable for their own acts or omissions in performing their obligations as Dealer-Manager except for any losses, claims, damages, liabilities and expenses determined in a judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by them (including their employees and authorized agents) through their gross negligence or willful misconduct. In soliciting or obtaining tenders of Old Securities, each of the Participants hereby acknowledges that Lehman Brothers and Bear Stearns, as Dealer-Managers, are acting as independent contractors and shall not be deemed to be acting as agents of the Participants or as agents of any broker, dealer, bank, trust company, nominee or any other person and no broker, dealer, bank, trust company, nominee or any other person shall be deemed to be acting as agents of the Dealer-Managers, the Participants or any of the Participants’ affiliates or subsidiaries.

4. The Conversion Offer Materials; Commencement; Withdrawal.

(a) The Participants have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission under the Exchange Act, a joint registration statement on Form S-4 (File Nos. 333-120209 and 333-120209-01), including a joint Prospectus, covering the registration of the exchange of New Securities for Old Securities in the Conversion Offer. The term “Registration Statement” as used in this Agreement shall mean such joint registration statement, as amended and in the form when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the effectiveness of such amendment or supplement) such registration statement as so amended or supplemented. The term “Prospectus” as used in this Agreement shall mean the prospectus included in the Registration Statement and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the time it is first provided by New Century TRS for use in connection with the Conversion Offer) such prospectus as so amended or supplemented. Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Exchange Act and incorporated by reference in the

Prospectus (it being understood that any statement contained in any Prospectus or in any document incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superceded by a statement in any subsequently filed document that is incorporated by reference in the Prospectus). The term “Letter of Transmittal” as used in this Agreement shall mean the letter of transmittal to be used by holders of the Old Securities (the “Holders”) tendering outstanding Old Securities pursuant to the Conversion Offer, in the form included in the Registration Statement.

(b) Upon the Commencement Date (as defined below), New Century TRS will file with the Commission under the Exchange Act and the rules and regulations of the Commission promulgated thereunder a tender offer statement on Schedule TO with respect to the Conversion Offer (including the exhibits thereto and any documents incorporated by reference therein, the “Schedule TO”). A copy of the Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed, will be furnished to the Dealer-Managers promptly upon the filing thereof.

(c) The Conversion Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Participants, as applicable, except for information provided by the Dealer-Managers in writing expressly for use in the Conversion Offer Materials, it being understood that the only information so provided by the Dealer-Managers expressly for use in the Conversion Offer Materials is the name, address and telephone numbers of Lehman Brothers and Bear Stearns, as Dealer-Managers. New Century TRS hereby represents and warrants that it will commence the Conversion Offer as soon as practicable by publicly announcing its commencement and by distributing, mailing, or causing to be mailed on its behalf, copies of, where necessary, the Conversion Offer Materials excluding the documents incorporated by reference in the Conversion Offer Materials (the “Incorporated Documents”) to the beneficial Holders (the date of such announcement and of the commencement of such distribution, the “Commencement Date”).

(d) Each of the Participants hereby (i) agrees to furnish the Dealer-Managers with as many copies as it may reasonably request of the final forms of all Conversion Offer Materials filed with the Commission, mailed to Holders or provided to any other governmental authority or agency and, upon its request, any other documents incorporated therein or otherwise filed or to be filed with any federal, state or local governmental or regulatory agency or authority, any stock exchange or any court and (ii) authorizes the Dealer-Managers to use copies of such Conversion Offer Materials in connection with the Conversion Offer. The Dealer-Managers hereby agree that they it will not disseminate any written materials in connection with the Conversion Offer other than such Conversion Offer Materials.

(e) New Century TRS hereby represents and agrees that no solicitation material in addition to the Conversion Offer Materials will be used in connection with the Conversion Offer or filed with any federal, state or local governmental or regulatory agency or authority, including the Commission, by or on behalf of the Participants without Lehman Brothers’ prior approval, which approval will not be unreasonably withheld or delayed. In the event that (i) New Century TRS uses or permits the use of any solicitation material not so approved by Lehman Brothers in connection with the Conversion Offer or files any such solicitation material with any such federal, state or local governmental or regulatory agency or authority without

Lehman Brothers’ prior approval, (ii) New Century TRS withdraws, terminates or cancels the Conversion Offer, (iii) if at any time the Dealer-Managers shall determine that any condition set forth in Section 9 shall not be satisfied, (iv) the Registration Statement containing all of the required information and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), shall not have become effective on or prior to the expiration date of the Conversion Offer (the “Expiration Date”) or (v) at any time during the Conversion Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information in respect of the Registration Statement on the part of the Commission shall not have been satisfied to the reasonable satisfaction of Lehman Brothers or there shall have been issued, at any time during the Conversion Offer, any temporary restraining order or injunction restraining or enjoining Lehman Brothers or Bear Stearns from acting in their capacity as Dealer-Manager with respect to the Conversion Offer; then the Dealer-Managers (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer-Manager and shall be entitled to withdraw as Dealer-Manager in connection with the Conversion Offer without any liability or penalty to it or any other person defined in Section 11 as an “Indemnified Person” for such withdrawal, (B) shall be entitled promptly to receive the payment of all fees and expenses payable to them under this Agreement (x) which have accrued to the date of such withdrawal or (y) which otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11.

5. Compensation. New Century TRS (and not New Century Financial) agrees to pay Lehman Brothers as compensation for its services as Dealer-Manager the fees described in the engagement letter dated November 3, 2004, (the “Engagement Letter”), between Lehman Brothers and New Century TRS (and with respect to Section 5 of the Engagement Letter only, New Century Financial), payable in accordance with the terms of the Engagement Letter. The fees set forth in this Section shall be paid as soon as reasonably practicable after the Expiration Date.

6. Reimbursement of Expenses and Payment of Other Costs. New Century TRS (and not New Century Financial) agrees (a) to reimburse Lehman Brothers upon request for its reasonable out-of-pocket expenses (including, without limitation, professional and legal fees and disbursements) actually incurred in accordance with the terms of the Engagement Letter, (b) to pay all fees and expenses of the Exchange Agent and Information Agent (each as defined below) in connection with the Conversion Offer, (c) to reimburse brokers, dealers, banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding Conversion Offer Materials to their customers, if any, and (d) to pay any reasonable advertising and public relations charges incurred by the Participants in connection with the Conversion Offer and the related transactions. New Century TRS (and not New Century Financial) shall promptly reimburse Lehman Brothers for all amounts owing under Section 6(a) after such expenses have been paid or accrued and an invoice therefor has been sent by Lehman Brothers to New Century TRS, which may be sent from time to time as such expenses are paid or accrued, whether or not the Conversion Offer is consummated and in addition to the amounts owing to Lehman Brothers under the preceding Section 5.

7. The Exchange Agent and Information Agent.

(a) New Century TRS (i) has arranged for Mellon Investor Services LLC to serve as exchange agent in connection with the Conversion Offer (the “Exchange Agent”), (ii) will instruct the Exchange Agent to advise the Dealer-Managers daily as to such matters as it may reasonably request, including the aggregate principal amount of Old Securities that have been tendered pursuant to the Conversion Offer and (iii) will arrange for the Exchange Agent to be responsible for the payment of the consideration offered by New Century TRS to the Holders in connection with the Conversion Offer pursuant and subject to the Prospectus.

(b) New Century TRS has arranged for Georgeson Shareholder Communications Inc. to serve as information agent in connection with the Conversion Offer (the “Information Agent”) and to perform services in connection with the Conversion Offer that are customary for an information agent.

(c) New Century TRS will provide, or will cause the Exchange Agent and Information Agent, as applicable, to provide, the Dealer-Managers with the security listing position (or other cards or lists) containing the names and addresses of, and the aggregate principal amount of Old Securities held by, the Holders as of a recent date and will use its commercially reasonable efforts to cause the Dealer-Managers to be advised, from time to time as it may request, during the period of the Conversion Offer as to any transfers of record of Old Securities. In addition, New Century TRS hereby authorizes the Dealer-Managers to communicate with the Exchange Agent and the Information Agent, as applicable, with respect to matters relating to the Conversion Offer and to cause the Exchange Agent and the Information Agent, as applicable, to advise the Dealer-Managers daily as to such matters as it may reasonably request, including the aggregate principal amount of Old Securities that have been tendered.

8. Representations and Warranties of the Participants. Each of the Participants severally represents and warrants to the Dealer-Managers, and agrees with the Dealer-Managers, that:

(a) Each of the Participants has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each of the Participants is duly licensed or qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which such licensing or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such licensing, qualification or good standing the failure of which individually or in the aggregate, would not reasonably be expected to result in (i) a material adverse effect on the business, financial condition or results of operations of either Participant and their respective Subsidiaries taken as a whole or (ii) the material impairment of the ability of New Century TRS to consummate the Conversion Offer and the other transactions contemplated in the Conversion Offer Materials and to perform in any material respect its material obligations thereunder, as the case may be (each of (i) and (ii), a “Material Adverse Effect”).

(b) Each of the Participants has all necessary corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement and (ii) in the case of New Century TRS, to make and consummate the Conversion Offer in accordance with its terms; and all necessary corporate action has been duly taken by the Participants to authorize the Conversion Offer, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and in the Conversion Offer Materials, in each case, as applicable. Each of the Participants has taken or will take all necessary corporate action to authorize any amendments or supplements to, or modifications of, the Conversion Offer and the Conversion Offer Materials.

(c) This Agreement has been duly authorized, executed and delivered by each of the Participants and, assuming the due authorization, execution and delivery by the Dealer-Managers, constitutes a valid and binding obligation of each of the Participants enforceable against each of the Participants in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Each “significant subsidiary” of each of the Participants (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has all corporate or limited liability power and authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly licensed or qualified to do business and in good standing as a foreign entity in each other jurisdiction in which such licensing or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to be licensed or qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable.

(e) Neither of the Participants, nor any of their respective Subsidiaries, is in violation of its charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Participants or any of their Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Participants or any of their Subsidiaries is subject, except for such violations and defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) (i) The execution, delivery and performance by each of the Participants of this Agreement, (ii) the making and consummation of the Conversion Offer by New Century TRS, (iii) the use of the Conversion Offer Materials and the filing of the Registration Statement, the Prospectus and the Schedule TO and any amendments or supplement thereto and (iv) the consummation by the Participants of the transactions contemplated by this Agreement and the

Conversion Offer Materials and compliance with the terms herein or therein, as applicable (all of the foregoing, collectively, the “Transactions”), in each case, (x) do not violate and will not result in a violation of any of the terms or provisions of the charter or by-laws or similar organizational documents of either of the Participants or any of its Subsidiaries, (y) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Participants or, to the knowledge of the Participants, any of its Subsidiaries under (A) the charter or by-laws of either of the Participants, (B) any material contract, loan or credit agreement, indenture, mortgage, note, deed of trust, lease or other material agreement or instrument to which either of the Participants or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets are subject or (C) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over either of the Participants or any of its Subsidiaries or any of its properties or assets and (z) complies and will comply in all material respects with all applicable laws, rules and regulations of any court, government or governmental or regulatory instrumentality or agency, except in each of clauses (x), (y) and (z) for such conflicts, breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

(g) None of the Conversion Offer or other Transactions require or will require any consent, qualification or decree of, approval of, waiver by, license or authorization from, or permit of, or other action by or filing or registration with or notification to, any court or governmental or regulatory authority or agency other than (i) such as have been, or will be prior to the Expiration Date, obtained under the Securities Act or the Exchange Act or state securities laws, (ii) as described in the Prospectus, (iii) such other approvals as have been, or will be, received prior to the Expiration Date and (iv) the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.

(h) Each of the Participants meets the requirements for use of Form S-4 under the Securities Act. At the Exchange Date, the Registration Statement and any post-effective amendment thereto, each in the form delivered to the Dealer-Managers, and including all Incorporated Documents, is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of either of the Participants, threatened by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise satisfied. No stop order suspending the issuance or sale of the New Securities pursuant to the Conversion Offer has been issued and no proceedings for that purpose are pending or, to the knowledge of either of the Participants, are threatened.

(i) On each of the Commencement Date, the Expiration Date, the Exchange Date and on the date of any post-effective amendment to the Registration Statement (each, an “Amendment Date”), as applicable, the Conversion Offer Materials, as then amended or supplemented (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (j) below), (i) complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act and (ii) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Exchange Date, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Exchange Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection (j) and in subsection (i) shall not apply to statements contained in the Conversion Offer Materials furnished in writing by or on behalf of Lehman Brothers or Bear Stearns for inclusion in the Conversion Offer Materials, it being understood that the only statements so furnished by or on behalf of Lehman Brothers or Bear Stearns for inclusion in the Conversion Offer Materials is the name, address and telephone numbers of Lehman Brothers and Bear Stearns, as Dealer-Managers.

(k) The Prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act complied when so filed in all material respects with the Securities Act and the Prospectus delivered to the Dealer-Managers for use in connection with the Conversion Offer was identical to the electronically transmitted copies thereof filed with the Commission pursuant to Regulation S-T promulgated by the Commission.

(l) The Incorporated Documents, when they were filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and any documents so filed and incorporated by reference in the Registration Statement or the Prospectus subsequent to the effective date of the Registration Statement and until the Expiration Date will, when they are filed with the Commission, comply in all materials respects with the requirements of the Securities Act and the Exchange Act, as applicable. When read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Exchange Date, no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective), contained, and no document so filed and incorporated by reference in the Registration Statement or Prospectus subsequent to the effective date of the Registration Statement and until the Expiration Date will contain, an untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) KPMG LLP, who is reporting upon the audited financial statements with respect to the Participants included in the Prospectus, are independent public accountants with respect to the Participants as required by the Securities Act and the Exchange Act.

(n) The consolidated financial statements of New Century TRS incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position, the results of operations and changes in financial position of New Century TRS and its consolidated subsidiaries for the dates indicated and the statement of operations, stockholders’ equity and cash flows of New Century TRS and its consolidated subsidiaries; said financial statements (including the related notes and schedules) have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved except, in each case, as disclosed in the notes thereto or in the Prospectus. The supporting schedules of the financial statements of New Century TRS, if any, included in the Registration Statement present fairly in all material respects in accordance with U.S. GAAP the information required to be stated therein.

(o) The consolidated balance sheet of New Century Financial included in the Registration Statement and the Prospectus, together with the related schedules and notes, presents fairly in all material respects the consolidated financial position of New Century Financial and its consolidated subsidiaries for the date indicated; said balance sheet (including the related notes and schedules) has been prepared in conformity with U.S. GAAP applied on a consistent basis.

(p) The supplemental consolidated financial statements of New Century Financial incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position, the results of operations and changes in financial position of New Century Financial and its consolidated subsidiaries for the dates indicated and the statement of operations, stockholders’ equity and cash flows of New Century Financial and its consolidated subsidiaries; said financial statements (including the related notes and schedules) have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved except, in each case, as disclosed in the notes thereto or in the Prospectus. The supporting schedules of the financial statements of New Century Financial, if any, included in the Registration Statement present fairly in all material respects in accordance with U.S. GAAP the information required to be stated therein.

(q) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and through the Expiration Date, except as otherwise stated in the Registration Statement and Prospectus, (i) there has been no Material Adverse Effect, (ii) there have been no transactions entered into nor direct or contingent liabilities or obligations incurred by either of the Participants or any of its Subsidiaries, other than (A) those in the ordinary course of business, (B) the first quarterly dividend of New Century Financial as a REIT payable on January 31, 2005, (C) a private offering of debt that may be made by New Century Financial and (D) the transactions described under the caption “Recent Developments” in the Prospectus, including, without limitation, the REIT conversion and the transactions related to the Conversion Offer, which are material with respect to either of the Participants and its Subsidiaries considered as one enterprise, (iii) there has been no dividend or distribution of any kind declared, paid or made by New Century Financial on any class of its capital stock, other than those contemplated by the Prospectus and in order for New Century Financial to maintain its status as a real estate investment trust for U.S. federal income tax purposes (including, without limitation, the first quarterly dividend of New Century Financial as a REIT payable on January 31, 2005), and (iv) there has not been and will not have been any material change in the capital stock of either of the Participants or any of its Subsidiaries (except as disclosed to the Dealer-Managers in writing).

(r) The authorized, issued and outstanding capital stock of New Century Financial will be, as of the date at which information is given in the Prospectus, as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). All of New Century Financial’s shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the Participants’ shares of issued and outstanding capital stock was issued in violation of preemptive or other similar rights of any security holder in the Participants.

(s) Except as described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental or regulatory agency or authority, domestic or foreign, now pending, or, to the knowledge of either of the Participants, threatened, against or affecting either of the Participants or any of their respective Subsidiaries or of which any of their respective property or assets is the subject which could reasonably be expected to have a Material Adverse Effect.

(t) Neither of the Participants is or, after giving effect to the Conversion Offer and the issuance of the New Securities as described in the Registration Statement and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(u) New Century Financial has all necessary power and authority to issue and deliver the New Securities to New Century TRS; the New Securities have been duly authorized by all necessary corporate action on the part of New Century Financial, and, when issued and delivered against payment therefor, will be validly issued, fully paid and nonassessable and free and clear of any liens or preemptive rights; and the New Securities will conform, when issued, in all material respects to the description thereof in the Prospectus.

(v) Each of the Participants (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with its management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with its management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Each of the Participants has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid, or will pay in a timely manner, all material taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon, other than those for which extensions have been applied for or that are being contested in good faith and for which adequate reserves have been taken in accordance with U.S. GAAP; and no tax deficiency has been determined adversely to either of the Participants or any of its Subsidiaries which has had (nor do either of the Participants have any knowledge of any tax deficiency which, if determined adversely to such Participant or any of its Subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

The representations and warranties set forth in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person (as defined herein).

Any certificate signed by any officer of either of the Participants and delivered to the Dealer-Managers shall be deemed a representation and warranty by such Participant to the Dealer-Managers as to the matters covered thereby.

9. Conditions to the Dealer-Managers’ Obligations. The obligation of Lehman Brothers and Bear Stearns to act as Dealer-Manager shall at all times be subject to the performance by each of the Participants of their respective obligations herein and to the following additional conditions:

(a) At all times from the Commencement Date to and including the date on which New Century TRS exchanges New Securities for validly tendered Old Securities that it has accepted in accordance with the terms of the Conversion Offer (the “Exchange Date”), each of the Participants’ representations and warranties contained herein shall be true and correct in all material respects and each of the Participants shall have performed in all material respects all of the agreements contained in this Agreement and the Conversion Offer Materials theretofore required by each of them to have been performed. Each of the Participants acknowledges that Lehman Brothers’ and Bear Stearns’ agreement to act, or to continue to act, as Dealer-Manager at a time when the Dealer-Managers know or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

(b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the knowledge of the Participants, threatened by the Commission and no injunction suspending the offer, issuance, delivery or exchange of the New Securities pursuant to the Conversion Offer or any of the other Transactions has been issued and no proceeding for that purpose is pending or, to the knowledge of the Participants, has been threatened and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to each of the Participants’ knowledge, threatened with respect to the Conversion Offer or any of the other Transactions before any court, agency or other governmental or regulatory body or authority of any jurisdiction that the Dealer-Managers, in good faith after consultation with its counsel, believes renders it inadvisable for the Dealer-Managers to continue to act as Dealer-Manager.

(c) On the Commencement Date and the Exchange Date, the Participants will furnish to the Dealer-Managers an opinion of O’Melveny & Myers LLP, special corporate counsel to the Participants, substantially in the form attached hereto as Schedule I-A and addressed to the Dealer-Managers.

(d) On the Commencement Date and the Exchange Date, the Participants will furnish to the Dealer-Managers an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to New Century Financial, substantially in the form attached hereto as Schedule I-B and addressed to the Dealer-Managers.

(e) On the Commencement Date and the Exchange Date, the Dealer-Managers shall have received an opinion of Sullivan & Cromwell LLP, counsel to the Dealer-Managers, addressed to the Dealer-Managers, in form and substance satisfactory to the Dealer-Managers.

(f) On the Commencement Date, the Exchange Date, and any Amendment Date, each of the Participants will furnish to the Dealer-Managers a certificate of its Chief Executive Officer and Chief Financial Officer in the form attached hereto as Schedule II-A addressed to the Dealer-Managers and dated the applicable date of delivery.

(g) On the Commencement Date, the Exchange Date, and any Amendment Date, each of the Participants will furnish to the Dealer-Managers a certificate of its Secretary or any Assistant Secretary in the form attached hereto as Schedule II-B addressed to the Dealer-Managers and dated the applicable date of delivery.

(h) KPMG LLP will furnish to the Dealer-Managers a letter addressed to the Dealer-Managers (i) dated the Commencement Date in the form attached hereto as Schedule III and (ii) dated the Exchange Date and any Amendment Date, in form and substance satisfactory to the Dealer-Managers.

10. Additional Agreements. In addition to the other agreements of the Participants contained elsewhere in this Agreement, each of the Participants hereby agrees and acknowledges, as applicable, that:

(a) The Participants will advise the Dealer-Managers promptly of any of the following: (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule TO or any amended or additional Conversion Offer Materials shall have been filed, (ii) the occurrence of any event which may cause the Participants to withdraw, terminate or cancel the Conversion Offer, (iii) the occurrence of any event or the discovery of any fact, the occurrence or existence of which they believe would require the making of any material change in the Conversion Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to amend or supplement the Registration Statement, the Prospectus, the Schedule TO or the other Conversion Offer Materials or other filings required by the Securities Act, the Exchange Act, “blue sky” or other state securities laws in connection with the Conversion Offer or to make any other filings in connection with the Conversion Offer pursuant to any applicable law, rule or regulation,

(v) the issuance by the Commission or any other federal, state or local governmental or regulatory agency or authority of any comment or order specifically concerning the Registration Statement, Prospectus or any other Conversion Offer Materials, (vi) any material development in connection with the Conversion Offer or any of the other Transactions (including any change of the expiration date of the Conversion Offer, of the occurrence of any event which could cause the Participants to withdraw, rescind, modify or amend the Conversion Offer and of any consummation of the Conversion Offer) or (vii) any other information relating to the Conversion Offer or any of the other Transactions which the Dealer-Managers may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, any state securities commission or other governmental or regulatory agency or authority shall issue an order suspending the qualification of the New Securities under state securities or “blue sky” laws or any other governmental or regulatory agency or authority shall issue any order impeding the making or consummation of the Conversion Offer or any of the other Transactions, each of the Participants shall make reasonable effort to obtain the lifting or removal thereof as soon as possible.

(b) Until the Conversion Offer is completed or terminated, each of the Participants will deliver to the Dealer-Managers, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by them to their security holders, and of all current, regular and periodic reports filed by them with any securities exchange or with the Commission, except for such statements, reports, notices or other documents filed with the Commission on the EDGAR system.

(c) In the event that either of the Participants is required, or considers it advisable, to amend or supplement the Conversion Offer Materials or make any additional filings with any federal, state or local governmental or regulatory agency or authority in connection with the Conversion Offer or any of the other Transactions, then it shall not make such amendment or supplement or filing without Lehman Brothers’ prior approval, which shall not be unreasonably withheld or delayed.

(d) Subject to Section 10(c) above, each of the Participants will file and disseminate, as required, any necessary amendments or supplements to the Conversion Offer Materials and other documents that are filed with any federal, state or local governmental or regulatory agency or authority relating to the Conversion Offer or any of the other Transactions, and, if there is any such filing, it will promptly furnish to the Dealer-Managers an accurate and complete copy of each such amendment or supplement upon the filing thereof.

11. Indemnification and Contribution.

(a) Each of the Participants hereby severally agrees that they will hold harmless and indemnify the Dealer-Managers and their affiliates and any officer, representative, director, employee or agent of the Dealer-Managers or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) the Dealer-Managers or any such affiliates (collectively, the “Indemnified Persons”) from and against any loss, claim, damage, liability and expense whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Participants promptly after receipt of any invoices therefor from the Dealer-Managers or such other Indemnified Persons), (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Conversion Offer Materials, or in any solicitation material used by the Participants or authorized by them for use in connection with the Conversion Offer, or arising out of or based upon the omission or alleged omission to state in any such document a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any withdrawal, termination or cancellation by New Century TRS of, or failure by New Century TRS to make or consummate, the Conversion Offer or (C) any breach by the Participants of any representation or warranty, or any failure by the Participants to comply with any agreement, contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Conversion Offer, any of the other Transactions or the performance of Lehman Brothers’ or Bear Stearns’ services as Dealer-Manager with respect to the Conversion Offer. However, the Participants will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense pursuant to (a) clause (i) of the preceding sentence to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information provided by the Dealer-Managers expressly for use in the Conversion Offer Materials, it being understood that the only information so provided by the Dealer-Managers expressly for use in the Conversion Offer Materials is the name, address and telephone numbers of Lehman Brothers and Bear Stearns, as Dealer-Managers, or (b) clause (ii) of the preceding sentence, which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from the willful misconduct or gross negligence on the part of such Indemnified Person or Lehman Brothers if Lehman Brothers is not the Indemnified Person or Bear Stearns if Bear Stearns is not the Indemnified Person. The foregoing indemnity agreement is in addition to any liability which the Participants may otherwise have to the Indemnified Person or to any officer, representative, director, employee, agent or controlling persons of the Indemnified Person.

(b) If any lawsuit, claim or other proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Participants pursuant to this Section 11, such Indemnified Person shall promptly notify the Participants of the commencement of such lawsuit, claim or proceeding after receipt by such Indemnified Person of notice of such lawsuit, claim or proceeding; provided, however, that the failure to so notify the Participants shall not relieve the Participants from any obligation or liability which they may have under this Section 11 except to the extent that they have been prejudiced in any material respect by such failure and in any event shall not relieve the Participants from any other obligation or liability which they may have to such Indemnified Person otherwise than under this Section 11. In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the Participants of the commencement of such lawsuit, claim or proceeding, the Participants shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the Participants to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of their choice at their expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Participants to assume the defense of such lawsuit, claim or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the Participants shall bear the fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from the Dealer-Managers) if (i) the use of counsel chosen by the Participants to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Indemnified Person and the Participants, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or in addition to those available to the Participants (in which case the Participants shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the Participants shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of such Indemnified Person’s reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the Participants shall authorize such Indemnified Person to employ separate counsel at the expense of the Participants. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The Participants shall not be liable for any settlement of any lawsuit, claim or proceeding effected without their written consent (which written consent will not be unreasonably withheld or delayed), but if settled with such written consent, or if there be a final judgment of the plaintiff in any such action, the Participants agree, subject to the provisions of this Section 11, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement or final judgment, as the case may be. The Participants agree to notify the Dealer-Managers promptly, or cause it to be notified promptly, of the assertion in writing of any lawsuit, claim or proceeding against the Participants, any of their officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Conversion Offer or any of the other Transactions. The Participants further agree that any settlement of a lawsuit, claim or proceeding against them arising out of or relating to the Conversion Offer or any of the other Transactions or the consent to the entry of any judgment with respect to any pending or threatened lawsuit, claim or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Indemnified Person is an actual or potential party to such claim or action) shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Indemnified Persons who are or could have been a party to such lawsuit, claim or proceeding if such Indemnified Persons could have sought indemnification hereunder, which release shall be reasonably satisfactory to Lehman Brothers.

(c) The Participants and the Dealer-Managers agree that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable or is insufficient for any reason, other than that specified in the second sentence of Section 11(a), then (whether or not the Dealer-Managers are the Indemnified Person) the Participants, on the one hand, and the Dealer-Managers, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable or insufficient (i) in such proportion as is appropriate to reflect the relative benefits to the Participants, on one hand, and the Dealer-Managers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Participants, on the one hand, and the Dealer-Managers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event the Dealer-Managers’ aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Dealer-Managers pursuant to this Agreement. It is hereby agreed by the parties hereto that the relative benefits to the Participants, on the one hand, and the Dealer-Managers, on the other hand, with respect to the Conversion Offer shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid to the beneficial holders of the Old Securities of the Participants pursuant to the Conversion Offer (whether or not the Conversion Offer is consummated) bears to (ii) the fees payable to the Dealer-Managers with respect to the Conversion Offer pursuant to Section 5 (whether or not the Conversion Offer is consummated). It is further agreed that the relative faults of the Participants, on the one hand, and the Dealer-Managers, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Participants or by the Dealer-Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Participants or the Dealer-Managers and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

(d) In the event an Indemnified Person appears as a witness in any action brought by or on behalf of or against the Participants (other than an action brought by the Participants against any Indemnified Person or an action brought by an Indemnified Person against the Participants) in which such Indemnified Person is not named as defendant, the Participants agree to reimburse such Indemnified Person for all reasonable expenses incurred by it in connection with such Indemnified Person’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(e) The Participants also agree that no Indemnified Person shall have any liability to the Participants or any person asserting claims on behalf of or in right of the Participants in connection with this Agreement or Lehman Brothers’ or Bear Stearns’ acting as Dealer-Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Indemnified Person through its or his, as the case may be, gross negligence or willful misconduct.

(f) The foregoing rights to indemnification and contribution shall be in addition to any other rights which the Dealer-Managers and the other Indemnified Persons may have against the Participants under common law or otherwise including, without limitation, rights to indemnification, reimbursement and contribution under the Engagement Letter.

12. Indemnification, Representations and Warranties to Remain Operative. The rights to indemnification, contribution and exculpation contained in Section 11 and the related agreements of the Participants set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Conversion Offer, the consummation of the Conversion Offer, any withdrawal, termination or cancellation of the Conversion Offer for any reason whatsoever, the exchange of Old Securities pursuant to the Conversion Offer or any withdrawal by the Dealer-Managers pursuant to Section 4, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 20(a) of the Exchange Act and (c) the completion of the Dealer-Managers’ services under this Agreement.

13. Termination. Except as set forth in Section 12, this Agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Conversion Offer by New Century TRS, (b) the withdrawal by Lehman Brothers or Bear Stearns as the Dealer-Managers pursuant to Section 4 hereof and (c) the date that is one year from the date hereof; provided that, Sections 3, 5, 6, 8 and 11—21 hereof shall survive the termination of this Agreement.

14. Notices. All notices and other communications required or permitted to be provided under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

(a)    if to Lehman Brothers:

Lehman Brothers Inc.

745 Seventh Avenue, 5th Floor

New York, New York 10019

Attention: Convertible Origination Group

Facsimile: (646) 758-1304

Telephone: (212) 526-7343

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angles, California 90067

Attention: Steven B. Stokdyk, Esq.

Facsimile: (310) 712-6624

Telephone: (310) 712-8800

(b)    if to the Participants:

New Century Financial Corporation

18400 Von Karman Avenue, Suite 1000

Irvine, California 92612

Attention: Stergios Thologides, Esq.

Facsimile: (949) 440-7033

Telephone: (949) 863-7243

with a copy to:

O’Melveny & Myers LLP

Embarcadero Center West

275 Battery Street, 26th Floor

San Francisco, California 94111

Attention: Peter T. Healy, Esq.

Facsimile: (415) 984-8701

Telephone: (415) 984-8833

15. Modifications. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

16. Governing Law. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same agreement.

18. Severability. If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, which shall remain in full force and effect.

19. Successors. This Agreement is made solely for the benefit of the Dealer-Manager and the Participants and, to the extent expressly set forth herein, the Indemnified Persons and their executors, administrators, heirs, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

20. Entire Agreement. This Agreement and the Engagement Letter constitute the entire agreement by and among the parties hereto with respect to the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

21. Headings. The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party’s rights and duties hereunder.

[The rest of this page has been left blank intentionally; the signature page follows.]

Please indicate your willingness to act as Dealer-Managers and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a valid and legally binding agreement between us.

Very truly yours,

NEW CENTURY FINANCIAL CORPORATION

By:	Name: Title:

NEW CENTURY TRS HOLDINGS, INC.

By:	Name: Title:

Accepted and agreed as of the date

first above written:

LEHMAN BROTHERS INC.

By:
Authorized Representative

BEAR, STEARNS & CO. INC.

By:
Authorized Representative

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